Exhibit 99.1

             Take-Two Interactive Software, Inc. Reports
             First Quarter Fiscal 2004 Financial Results

    NEW YORK--(BUSINESS WIRE)--March 4, 2004--Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced financial results for its first quarter ended January 31, 2004.
    Net sales for the first quarter ended January 31, 2004 were $375.5 million, compared to $411.0 million for last year's first quarter, a period which included holiday sales of the then newly released blockbuster title Grand Theft Auto: Vice City for PlayStation(R)2. Net income for the quarter was $31.8 million, compared to $51.5 million last year, with diluted net income per share of $0.70 compared to $1.22 last year.

    Guidance

    For the fiscal year ending October 31, 2004, Take-Two is reiterating its net sales guidance of $1.22 billion and diluted net income per share guidance of $2.45. For the second quarter ending April 30, 2004, Take-Two is reiterating its guidance of $220 million in net sales, but reducing its diluted net income per share guidance to $0.33 from its previous guidance of $0.39. The reduction in earnings is due primarily to the shift in the release of Grand Theft
Auto: Vice City for PlayStation 2 and PC in Japan from the second fiscal quarter to the third fiscal quarter. Net sales guidance has remained the same due to the strength of the Company's distribution business. Take-Two is issuing initial guidance for its third quarter ending July 31, 2004 of net sales between $180 and $200 million and diluted net income per share between $0.12 and $0.17.

    Liquidity and Selected Balance Sheet Items

    Take-Two generated approximately $85 million in cash flow from operations for the quarter. Working capital was approximately $380 million at January 31, 2004, as compared with approximately $243 million at the same time a year ago. The Company had more than $254 million in cash as of January 31, 2004, as compared to $164 million in cash at January 31, 2003.

    Publishing Highlights - First Quarter

    Take-Two's Rockstar Games publishing label shipped the Grand Theft Auto Double Pack for the Xbox(R), consisting of Grand Theft Auto 3 and Grand Theft Auto: Vice City; Max Payne 2: The Fall of Max Payne for PlayStation 2 and Xbox; Manhunt for PlayStation 2; and Max Payne for the Game Boy(R) Advance in North America.
    The Company's Gathering label shipped Mafia for PlayStation 2 in North America and the United Kingdom, and Vietcong: Fist Alpha, an add-on to the popular Vietcong, and Vietcong: Purple Haze, which includes Vietcong and Fist Alpha together, both for the PC. The Company also shipped Conflict: Desert Storm II for the GameCube(TM) and introduced the Xbox Platinum Hits version of Conflict: Desert Storm, both in North America only.
    The Company also shipped Star Trek(TM): Shattered Universe for the PlayStation 2 and Xbox; and Ford Racing 2 and School Tycoon, both for the PC. Global Star's value-priced releases included Corvette for the Xbox and Game Boy Advance; and various titles under the Dora the Explorer, Muppets and Tonka brands.

    Publishing Highlights - Second Quarter

    Rockstar's lineup for the second quarter includes the launch of Red Dead Revolver on PlayStation 2 and Xbox from Rockstar San Diego, the developers of Rockstar Games' successful Midnight Club and Smuggler's Run franchises. The title will be in stores at the end of April. Manhunt for Xbox and the PC are expected to ship to North American retailers on April 20th, and are scheduled to be in European retail stores on April 23rd. Additionally, Max Payne for the Game Boy Advance will ship to European retailers in late March.
    Earlier this month, Gathering shipped the international language versions of Mafia for PlayStation 2. The Xbox version of Mafia is also scheduled for release in North America and Europe this quarter. Also planned this quarter from Gathering in North America is Destruction Derby Arenas on PlayStation 2, the next generation installment to the successful PlayStation(R) franchise, Destruction Derby, complete with full online playability.
    Global Star continues to focus on building strong, aggressively priced game franchises based on licensed brands, across various popular genres including racing, sports and action games. Earlier this quarter, Global Star shipped Carve, a personal watercraft based racing game for the Xbox, with online racing capability on Xbox Live, and a Disney compilation for the PlayStation. Other titles planned for release this quarter include The Muppets, The Haunted Mansion, Virtual Pool 3, Ultimate Tycoon Pack, and Tropico Masters Edition, all for the PC; UFC: Sudden Impact and Corvette for PlayStation 2; Serious Sam:
Next Encounter for the PlayStation 2 and Game Cube; and Serious Sam Advance for the Game Boy Advance.

    Future Publishing Highlights

    Rockstar expects to introduce The Warriors(TM), a new title based on the Paramount Pictures feature film in the third fiscal quarter. Rockstar also plans to release an extension of the Grand Theft Auto franchise for the Game Boy Advance in the third quarter. The release of Grand Theft Auto: Vice City for PlayStation 2 and PC in Japan, under a license agreement with Capcom Co., Ltd., has been moved from the second fiscal quarter to the third fiscal quarter.
    Earlier this week Rockstar announced Grand Theft Auto: San Andreas, the next iteration in the globally successful franchise. Over 30 million units of the Grand Theft Auto franchise have been shipped to date, including over 11.5 million units of Grand Theft Auto: Vice City and over 10.5 million units of Grand Theft Auto 3. Developed by world-class designers Rockstar North, Grand Theft Auto: San Andreas will be available exclusively for the PlayStation 2 computer entertainment system and is expected to be in stores in North America on October 19, 2004 and in Europe on October 22, 2004.
    As recently announced, Gathering has secured the North American publishing rights for Conflict: Vietnam, the next game in the successful Conflict series, scheduled for release on multiple platforms this fall. Products planned for release later this year also include several new titles from Gathering's distribution arrangement with Destineer Publishing.
    Global Star's lineup of products for the balance of fiscal 2004 includes titles based on the Army Men and Virtual Pool franchises, as well as a title based on Cartoon Network's hit series Codename: Kids Next Door.

    Distribution Highlights

    The Company's Jack of All Games subsidiary, the leading North American distributor of videogame software, achieved record financial results in the first quarter, with net sales increasing 39%. Jack of All Games continues to capitalize on the growing installed base of hardware and proliferation of software titles and outlets to purchase software by emphasizing sales of both exclusive and non-exclusive mid- and budget-priced software to its expanding customer base.
    During the first quarter, Jack of All Games continued to successfully execute on its strategy targeting the budget segment of the business. Several new exclusive titles were added to Jack of All Games' expanding portfolio, including products based on the popular Tom and Jerry, Sesame Street and Dr. Seuss brands, as well as all of Global Star's value-priced products.

    Management Comments

    Jeffrey C. Lapin, Chief Executive Officer, stated, "We believe 2004 presents a tremendous opportunity for Take-Two, particularly with the release of three major titles: Red Dead Revolver, The Warriors and Rockstar Games' most anticipated release of the year Grand Theft Auto:
San Andreas. Additionally, we are leveraging the strengths of our Gathering and Global Star publishing labels and the strongest distribution network in North America to further build our position in the interactive entertainment industry."

    Conference Call

    Take-Two will host a conference call today at 8:30 am Eastern Time to review its results for the first quarter and to discuss its outlook. A live webcast of the call is available by visiting www.take2games.com, and a replay of the call will be archived through the close of business on Thursday, March 11, 2004.

    About Take-Two Interactive Software

    Headquartered in New York City, Take-Two Interactive Software, Inc. is an integrated global developer, marketer, distributor, and publisher of interactive entertainment software games and accessories for the PC, PlayStation(R) game console, PlayStation(R)2 computer entertainment system, Xbox(R), Nintendo GameCube(TM) and Game Boy(R) Advance. The Company publishes and develops products through its wholly owned subsidiary labels: Rockstar Games, Gathering, Global Star and Joytech. The Company maintains sales and marketing offices in Cincinnati, New York, Toronto, London, Paris, Munich, Vienna, Milan, Sydney, Breda (Netherlands) and Auckland. Take-Two's common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.
    All trademarks and copyrights contained herein are the property of their respective holders.

    Safe Harbor Statement under the Private Securities Reform Act of 1995: This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These important factors are described in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2003 in the section entitled "Cautionary Statement and Risk Factors".


TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Consolidated Condensed Statements of Operations
For the three months ended January 31,
 2004 and 2003 (unaudited)
(In thousands, except per share data)



                                        Three months ended January 31,
                                             2004      2003 - Restated
                                        ------------------------------
                                                    (Unaudited)

Net sales                                     $375,512       $411,008
Cost of sales
Product costs                                  224,378        204,428
Royalties                                       19,998         37,282
Software development costs                       3,982          3,351
                                        ------------------------------
Total cost of sales                            248,358        245,061
                                        ------------------------------

Gross profit                                   127,154        165,947

Operating expenses
Selling and marketing                           35,902         34,454
General and administrative                      24,040         31,359
Research and development                        13,429          5,615
Depreciation and amortization                    3,745          7,562
                                        ------------------------------
Total operating expenses                        77,116         78,990

Income from operations                          50,038         86,957

Interest income, net                              (426)          (345)
Gain on Internet investments                         -            (39)
                                        ------------------------------
Total non-operating (income) expenses             (426)          (384)

Income before income taxes                      50,464         87,341

Provision for income taxes                      18,706         35,806
                                        ------------------------------

Net income                                     $31,758        $51,535
                                        ==============================


Per share data:

Diluted:
Weighted average common shares
 outstanding                                    45,421         42,202
                                        ==============================

                                        ------------------------------
Net income per share - Diluted                   $0.70          $1.22
                                        ==============================



OTHER INFORMATION                       Three months ended January 31,
----------------------------------------
                                                  2004           2003
                                        ------------------------------
Total revenue mix
----------------------------------------

Publishing                                          62%            75%
Distribution                                        38%            25%

Geographic revenue mix
----------------------------------------

North America                                       80%            71%
International                                       20%            29%

Publishing platform revenue mix
----------------------------------------

Sony PlayStation 2                                  57%            94%
Sony PlayStation                                     2%             3%
Microsoft Xbox                                      35%             1%
PC                                                   2%             1%
Accessories and other                                4%             1%



TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Consolidated Condensed Balance Sheets
As of  January 31, 2004 (unaudited) and October
 31, 2003
(In thousands, except share data)


ASSETS                                         January 31, October 31,
                                                   2004        2003
                                               -----------------------

Current assets
Cash and cash equivalents                         $254,153   $183,477
Accounts receivable, net of allowances of
 $82,675 and $62,817 at January 31, 2004
 and October 31 2003, respectively                 145,464    166,536
Inventories, net                                   110,879    101,748
Prepaid royalties                                   16,707     12,196
Prepaid expenses and other current assets           30,732     41,112
Deferred tax asset                                   8,333      8,333
                                               -----------------------
                         Total current assets      566,268    513,402


Fixed assets, net                                   23,839     22,260
Prepaid royalties                                    7,023      8,439
Capitalized software development costs, net         16,282     16,336
Goodwill, net                                      119,619    101,498
Intangibles, net                                    39,482     44,836
Other assets, net                                      489        527

                                               -----------------------
                         Total assets             $773,002   $707,298
                                               =======================

LIABILITIES and STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable                                  $107,935   $106,172
Accrued expenses and other current liabilities      67,199     56,707
Income taxes payable                                10,841      2,265
Current portion of capital lease obligation            112        103
                                               -----------------------
                         Total current
                          liabilities              186,087    165,247

Capital lease obligation, net of current
 portion                                                56         73
Deferred tax liability                               8,486      8,486

                                               -----------------------
                         Total liabilities         194,629    173,806
                                               -----------------------

Stockholders' equity
Common stock, par value $.01 per share;
 100,000,000 shares authorized;
 44,580,156 and 44,227,215 shares issued and
 outstanding at January 31, 2004 and
 October 31, 2003, respectively                        446        442
Additional paid-in capital                         359,158    350,852
Deferred compensation                               (1,057)    (1,890)
Retained earnings                                  216,782    185,024
Accumulated other comprehensive income (loss)        3,044       (936)
                                               -----------------------
                         Total stockholders'
                          equity                   578,373    533,492

                                               -----------------------
                         Total liabilities and
                          stockholders' equity    $773,002   $707,298
                                               =======================

    CONTACT: Take-Two Interactive Software, Inc.
             Jim Ankner, 646-536-3006
             james.ankner@take2games.com
               or
             Euro RSCG Middleberg
             Ed Nebb, 212-699-2745
             ed.nebb@eurorscg.com